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                                                                   EXHIBIT 10.35

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of August 14, 2000 between CH Mortgage Company I, Ltd., a Texas limited partnership ("Borrower"), U.S. Bank National Association, as agent ("Agent") and Lenders referred to below ("Lenders").

         WITNESSETH THAT:

         WHEREAS, the Borrower, the Lenders and the Agent are parties to a Credit Agreement dated as of August 13, 1999 (the "Credit Agreement"), pursuant to which the Lenders provide the Borrower with a revolving mortgage warehousing credit facility;

         WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement upon the terms and conditions herein set forth;

         NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders agree as follows:

         1. Certain Defined Terms. Each capitalized term used herein without being defined herein that is defined in the Credit Agreement shall have the meaning given to it therein.

         2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

              (a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

                    "Borrower's Consolidated Tangible Net Worth" means, as of
              any date, the remainder of (a) all assets of Borrower and the Restricted Subsidiaries on a Consolidated basis minus (b) the sum of (i) all GAAP Indebtedness and all Contingent Indebtedness of Borrower and the Restricted Subsidiaries, (ii) all assets of Borrower and the Restricted Subsidiaries which would be classified as intangible assets under GAAP, including Capitalized Servicing Rights, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges and intercompany receivables, (iii) investments in and advances to Unrestricted Subsidiaries, and (iv) investments in and advances (other than loans permitted pursuant to Section 6.05(f)) to JV's plus (c) the Market Value of Borrower's servicing rights.

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                            "Drawdown Termination Date" means the earlier of
                     August 14, 2001, or the day on which the Notes first become due and payable in full.

                        "Majority Lenders" means (i) if there are less than
                  three Lenders, Lenders collectively having Percentage Shares totaling in the aggregate one hundred percent (100%); and (ii) if there are three or more Lenders, Lenders collectively having Percentage Shares totaling in the aggregate at least sixty percent (60%).

                  (b) Section 1.01 of the Credit Agreement is further amended to add the following definition in the appropriate alphabetical order:

                        "JV" means a joint venture (whether structured as a
                  corporation, partnership, limited liability company, or other entity or arrangement) between the Borrower and one or more builders, developers, title companies, or other service providers in the residential real estate industry for the purpose of making Mortgage Loans.

                  (c) Section 6.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

                        Section 6.05 Loans, Advances, and Investments. Neither
                  Borrower nor any Restricted Subsidiary shall make any loan (other than Mortgage Loans), advance, or capital contribution to, or investment in (including any investment in any Restricted Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, ownership interests, or evidences of indebtedness of, any Person (collectively, "Investment"), or otherwise acquire any interest in, or control of, another Person, except for the following:

                        (a)    Cash Equivalents;

                        (b) Any acquisition of securities or evidences of indebtedness of others when acquired by Borrower in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of Borrower;

                        (c) Mortgage Notes acquired in the ordinary course of Borrower's business;

                        (d) Investment in any Subsidiary or JV; provided that at the time any such investment is made and immediately thereafter, Borrower and the Restricted Subsidiaries are in compliance with all covenants set forth in the Loan Documents and no Default or Event of Default shall have occurred and be continuing;

                        (e) Loans to officers or employees in an aggregate amount not to exceed $300,000; and

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                   (f)   Loans made to JV's in an amount not to exceed
              $10,000,000 at any one time outstanding, secured by Mortgage Loans originated with the proceeds of such loans and covered by a bona fide current, unused and unexpired whole loan commitment issued in favor of and held by such JV made by an Approved Investor or the Borrower.

              (d) Schedule 5 to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 5 hereto.

         3. Exiting Lender. On the Effective Date, the aggregate unpaid principal amount of the Loans made by Hibernia Bank ("Hibernia") under the Credit Agreement and related Note together with all interest, fees and other amounts, if any, payable to Hibernia hereunder as of the Effective Date (the "Payoff Amount"), shall be repaid in full from the proceeds of Loans made by the remaining Lenders, and the Commitment of Hibernia under the Credit Agreement shall terminate. The Agent shall distribute to Hibernia by not later than 3:00 P.M. (Minneapolis time) on the Effective Date out of the proceeds of the Loans made for such purpose, the amount required to pay Hibernia's Payoff Amount in full, whereupon Hibernia shall no longer be a party to the Credit Agreement.

         4. Conditions to Effectiveness of this Amendment. This Amendment shall become effective when the Agent shall have received at least eight (8) counterparts of this Amendment, duly executed by the Borrower and all of the Lenders, provided the following conditions are satisfied:

              (a) Before and after giving effect to this Amendment, the representations and warranties of the Borrower in Article IV of the Credit Agreement and Section 5 of the Pledge and Security Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement.

              (b) Before and after giving effect to this Amendment, no Event of Default and no Default shall have occurred and be continuing.

              (c) No material adverse change in the business, assets, financial condition or prospects of the Borrower shall have occurred since May 31, 1999.

              (d) The Agent shall have received the following, each duly executed or certified, as the case may be, and dated as of the date of delivery thereof::

                   (i) a new Note payable to each Lender holding a Commitment from and after the Effective Date, in the amount of such Lender's respective Commitment Amount after giving effect to the increase thereof pursuant to this Amendment (each, a "New Note"), duly executed by the Company;

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                           (ii)  copy of resolutions of the Board of Directors
                  of the Borrower, certified by its respective Secretary or Assistant Secretary, authorizing or ratifying the execution, delivery and performance of this Amendment;

                           (iii) a certified copy of any amendment or
                  restatement of the Articles of Incorporation or the By-laws of the Borrower made or entered following the date of the most recent certified copies thereof furnished to the Lenders;

                           (iv) certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment;

                           (v) a certificate of good standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental official as of a date not more than 10 days prior to the Effective Date; and

                           (vi) such other documents, instruments, opinions and approvals as the Agent may reasonably request.

                  (e) The Agent shall have received the amendment fee required by Section 10.02 of the Credit Agreement.

         5. Acknowledgments. The Borrower and each Lender acknowledge that, as amended hereby, the Credit Agreement remains in full force and effect with respect to the Borrower and the Lenders, and that each reference to the Credit Agreement in the Loan Documents shall refer to the Credit Agreement as amended hereby. The Borrower confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Credit Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment. The Borrower represents and warrants that (i) the execution, delivery and performance of this Amendment is within its corporate powers and has been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and general principles of equity) and (iii) no Events of Default or Unmatured Events of Default exist.

         6.       General.

                  (a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the

                                      -4-

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       execution or delivery of this Amendment, which obligations of the
       Borrower shall survive any termination of the Credit Agreement.

             (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

             (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

             (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

             (e) This Amendment shall be binding upon the Borrower, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                            CH MORTGAGE COMPANY I, LTD.

                                            By: CH Mortgage Company GP, Inc.,
                                                its General Partner


                                                By: /s/ James D. Dolph
                                                    ----------------------------
                                                      James D. Dolph
                                                      Senior Vice President


                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Agent and Lender


                                            By: /s/ Kathleen M. Connor
                                                --------------------------------
                                                      Kathleen M. Connor
                                                      Vice President


                                            RESIDENTIAL FUNDING CORPORATION


                                            By: /s/ Sam Bryan
                                                --------------------------------
                                                      Sam Bryan
                                                      Director


                                            HIBERNIA BANK


                                            By: /s/ Susan H. Robinson
                                                --------------------------------
                                                      Susan H. Robinson
                                                      Senior Vice President

             Signature Page to First Amendment to Credit Agreement

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                                                FIRST UNION NATIONAL BANK


                                                By: /s/ Anthony J. Alfieri
                                                    ----------------------------
                                                      Anthony J. Alfieri
                                                      Vice President


                                                NATIONAL CITY BANK OF KENTUCKY


                                                By: /s/ Gary W. Sieveking
                                                    ----------------------------
                                                      Gary W. Sieveking
                                                      Vice President

              Signature Page to First Amendment to Credit Agreement

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